A-15,331


               LICENSE AGREEMENT BETWEEN POLAROID CORPORATION AND
 LILT CANADA INC., A SUBSIDIARY OF LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

            This Agreement, having an "Effective Date" of July 21, 2000, is made between POLAROID CORPORATION, a Delaware corporation, having a place of business at 784 Memorial Drive, Cambridge, Massachusetts 02139, U.S.A. (hereinafter called "POLAROID") and LILT CANADA INC., A SUBSIDIARY OF LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC., having a place of business 8851 Trans-Canada Highway, Saint-Laurent, Quebec H4S 1Z6, Canada, (hereinafter called "LUMENON").

            WHEREAS, LUMENON and POLAROID have entered into discussions regarding the licensing of certain of POLAROID's Star Coupler patents and are now in agreement with respect to the terms and conditions under which such patents can be licensed.

            NOW, THEREFORE, in consideration of the promises, licenses and mutual covenants, agreements, releases, and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, do promise and agree as follows:

1.          DEFINITIONS
            -----------

            1.1 "POLAROID Licensed Patents" shall mean U.S. Patent: 4,786,131 and all divisions, continuations, reissues, substitutes and extensions thereof; and all counterpart patents thereof in Canada, the European Community, and Japan.

            1.2 (a) "AWG Device" shall mean an arrayed waveguide grating including integrated optical circuits, temperature compensation apparatus and control circuitry, if any, and input and output optical fibers of connection to all optical network.

                        (b) "AWG Chip" shall mean an arrayed waveguide grating including only the integrated optical circuits.

                        (c) "OC Chip" shall mean an integrated optical coupler

            1.3 "LUMENON Licensed Product" shall mean any AWG Device, any AWG Chip, Any OC Chip (hereinafter collectively called Licensed Core Products) and any other integrated optical products having a greater functionality than the Core Licensed Products, but incorporating one or more Licensed Core Products as a part thereof, which incorporate an optical coupler that falls within the scope of any Valid Claim of the POLAROID Licensed Patents.

License Agreement                                                         Page 1

                                                                        A-15,331

            1.4 "Net Product Selling Price" shall mean the gross invoice price of each LUMENON Licensed Product sold by either LUMENON or a LUMENON Affiliate to any non-affiliated third party; or the fair market value of each LUMENON Licensed Product where such LUMENON Licensed Product is sold or otherwise disposed of by LUMENON at a gross invoice price that is below the price of similar products sold in the open market. The parties recognize that LUMENON has a contract with Molex for sale of LUMENON Licensed Products at a gross invoice price that is below the price of similar products sold in the open market, but at least equal to the fully loaded cost to LUMENON of producing such LUMENON Licensed Product. However, POLAROID agrees that for a period of one year from the Effective Date of this Agreement, LUMENON may report the Net Product Selling Price of LUMENON Licensed Product sold to Molex under such contract or equal to the contract invoice price. After the expiration of one year from the Effective Date of this Agreement, LUMENON agrees to report the Net Product Selling Price of LUMENON Licensed Product sold to Molex under such contract as equal to the fair market value of similar products sold in the open market, and not the contract invoice price with Molex. Net Product Selling Price of LUMENON Licensed Products will be exclusive of the following items:

            (a)   discounts and allowances actually shown on the invoice;

            (b)   transportation  and insurance  costs on shipment to customers;
                  and

            (c) import, export, excise, sales, value added taxes based on the sale of LUMENON Licensed Products only and consumer tax, and customs duties; and

            (d)   credit on LUMENON Licensed Products returned.


            1.5 "Net Selling Price Ratio" shall mean:

                   (A)  a ratio equal to one (1) for all  LUMENON  AWG  products
                        and  all  future  LUMENON   Licensed   Products  similar
                        thereto; or

                   (B)  for all other future LUMENON  Licensed  Products  having
                        substantially   greater   functionality   than  the  AWG
                        products;

                        (a) a ratio equal to LUMENON's Net Product Selling Price of the AWG products portion of the LUMENON Licensed Product in the case where LUMENON sells such AWG products, or the Net Product Selling Price that like or similar AWG products are sold in the open market in the case where LUMENON does not sell such AWG products, divided by the
                                Net  Product   Selling  Price  of  that

License Agreement                                                         Page 2

                                                                        A-15,331

                                LUMENON Licensed Product, unless the ratio is greater than .8; or

                        (b) a ratio equal to the estimated fair market value of the AWG products portion of the LUMENON Licensed Product if the AWG products are not currently being sold in the open market, divided by the Net Product Selling Price of that LUMENON Licensed Product, unless the ratio is greater than .8; or

                        (c) a ratio equal to one (1) in those cases in which the ratio according to (a) or (b) above is greater than .8.

            1.6 "Net Selling Price" shall mean the Net Product Selling Price times the Net Selling Price Ratio.

            1.7 "Affiliates" means individually and collectively any corporation or other legal entity, present or future, in which LUMENON or POLAROID owns or controls, directly or indirectly, fifty percent (50%) or more of the shares of common stock or of the power to vote for the election of directors or persons performing similar functions, but any such company or other legal entity shall be deemed an Affiliate only as long as such ownership or control by LUMENON or Polaroid exists.

            1.8 "Valid Claim" shall mean and include an issued, unexpired claim of the POLAROID Licensed Patents that POLAROID has not expressly admitted in writing to be invalid or that has not been held invalid or unenforceable by a court, tribunal or governmental agency of competent jurisdiction, or as a result of an opposition proceeding, reissue, reexamination, dedication, disclaimer or otherwise and, in the case of a holding or decision, cannot be appealed or has not been appealed within the time for appeal.


2.          LICENSE GRANT
            -------------

            2.1 Subject to POLAROID receiving the payments set forth in Article 4 herein, POLAROID hereby grants to LUMENON and its Affiliates an irrevocable, royalty bearing, nontransferable (except as such is authorized or not prohibited by Article 12), nonexclusive, worldwide license, without the right to sublicense, under POLAROID Licensed Patents to make, have made, import, export, operate, use, lease, offer to sell, sell or otherwise transfer LUMENON Licensed Products.

3.          NONASSERTION
            ------------

License Agreement                                                         Page 3

                                                                        A-15,331

            3.1 In addition to the license granted hereabove in Article 2, POLAROID agrees that it shall not assert, nor cause or permit any of its Affiliates to assert any POLAROID Licensed Patents against LUMENON or its Affiliates, suppliers, or customers based on LUMENON's, its Affiliates, or its supplier's past manufacture, past, present or future import, export, use, operation, lease, offer to sell, sale or other disposition of any past manufactured LUMENON Licensed Products for or on behalf of LUMENON, or any LUMENON Affiliate, or based on any LUMENON, or its customer's or LUMENON Affiliate customers' past, present or future import, export, use, operation, lease, offer to sell, sale or other disposition of any past manufactured LUMENON Licensed Products purchased or acquired from LUMENON and/or its Affiliates.

4.          PAYMENT
            -------

            4.1 In consideration of the license granted by POLAROID herein, LUMENON agrees to pay to POLAROID an initial licensing fee of three hundred ninety five thousand U.S. dollars ($395,000) which shall be paid in two payments. The first payment of two hundred thousand U.S. dollars ($200,000) shall be paid within thirty (30) days of the date of execution by LUMENON. The second payment of one hundred ninety five thousand U.S. dollars ($195,000) shall be paid on or before December 15, 2000. The initial licensing fee payments shall be made by electronic funds transfer in U.S. currency.

            4.2 In addition, LUMENON shall pay POLAROID earned royalties on the Net Selling Price of each LUMENON Licensed Product sold, or otherwise gainfully disposed of by LUMENON. The Net Selling Price for LUMENON Licensed Product(s) otherwise disposed of will be the same as the Net Selling Price that like LUMENON Licensed Products are sold in the open market. The annual earned royalty rate shall be five percent (5.00%) of the Net Selling Price of the LUMENON Licensed Product(s) sold for aggregate Net Selling Prices up to five million dollars ($5,000,000), three and one-half percent (3.50%) of the Net Selling Price of the LUMENON Licensed Product(s) sold for aggregate Net Selling Prices over five and up to forty million dollars ($5,000,000 and $40,000,000) and one and three quarters percent (1.75%) of the Net Selling Price of the LUMENON Licensed Product(s) sold for aggregate Net Selling Prices over forty million dollars ($40,000,000) for each year of this Agreement. The initial licensing fee is not a credit against earned royalties. All other royalty payments shall be credited against earned royalties. Earned royalty payments to POLAROID shall be made by electronic funds transfer in U.S. currency.

            4.3 No part of any amount paid to POLAROID hereunder shall be refundable for any reason whatsoever, including a finding of invalidity or unenforceability as to any or all of the POLAROID Licensed Patents.

            4.4 The electronic funds transfer shall be transferred to:

                                    First National Bank of Chicago

License Agreement                                                         Page 4

                                                                        A-15,331

                                    Chicago, Illinois
                                    ABA No. 071000013
                                    Account of Polaroid Corporation
                                    Account No. 5256666

           or to any other bank account designated by Polaroid and shall clearly state this License Agreement number (#A-15,331). For each payment, a facsimile notification containing this License Agreement number, the amount paid in U.S. currency, the account number from which the electronic funds transfer is made, and the date of such transfer shall be sent to the POLAROID addressee and at the address set forth in Article 16.

5.          ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING
            -----------------------------------------

            5.1 Earned Royalty Payment and Report-- LUMENON shall make written reports (even if there are no sales) and earned royalty payments every six months to POLAROID in accordance with the following schedule:

            (a) The first earned royalty report on all Net Sales accrued from the Effective Date shall be due and payable on or before January 30, 2001 for the period of June 21, 2000 to December 31, 2000.

            (b) Reports and payments after the first shall be due and payable semiannually within thirty (30) days following the six month period ending on June 30 and December 31 of each year thereafter during the term of this Agreement.

                  The royalty report shall be in the format set forth in Appendix A and in accordance with standard business practice stating the number, description, and aggregate Net Selling Price of LUMENON Licensed Product(s) sold or otherwise disposed of during such completed payment period, and the resulting calculation pursuant to Article 4 of earned royalty payment due POLAROID for such completed payment period.

            5.2 Accounting -- LUMENON agrees to keep and maintain records for a period of five (5) years showing the manufacture, sale, use, and other disposition of products sold or otherwise disposed of under the license herein granted. Such records will include general ledger records showing cash receipts and expenses, and records which include production records, customers (unless LUMENON is contractually prohibited from disclosing a customer's purchases), serial numbers and related information in sufficient detail to enable the royalties payable hereunder by LUMENON to be determined. LUMENON further agrees to permit its books and records to be examined by POLAROID from time to time to the extent necessary to verify reports provided for in Article 5.1. Such examination is to be made by POLAROID or its designee, at the expense of POLAROID, except in the event that the results of the audit reveal an underreporting of royalties due POLAROID of five percent (5%) or more, then the audit costs shall be paid by


License Agreement                                                         Page 5

                                                                        A-15,331

            LUMENON. If such examination reveals that LUMENON owes POLAROID any additional royalties, then the additional royalties shall be paid within thirty (30) days following completion of the respective examination. LUMENON shall also pay interest on late royalties at the rate of two percent (2%) plus the prime rate on the date payment was due for the period from the due date to the date payment is actually made. Notwithstanding the above, LUMENON shall furnish whatever additional information as POLAROID may reasonably request from time to time to enable POLAROID to ascertain which products sold, leased or put into use by LUMENON, are subject to the payment of royalty to POLAROID.


6.          CONFIDENTIALITY
            ---------------

            Either party may publicly disclose the existence of this Agreement and the terms of Article 3, the nonassertion provision. However, the parties agree to maintain the contents of this Agreement and information obtained thereto (including, for greater certainty, under Article 5) in confidence, and shall not disclose the terms thereof to any third party, except as may be required by operation of law or an order of a court of competent jurisdiction. A party will provide prompt written notice to the other party, if ordered or compelled to disclose the terms of this Agreement. However, Polaroid may disclose the terms of this agreement without identifying LUMENON as the licensee, on a confidential basis to its licensees under the `131 patent, if contractually obligated to disclose such terms to these entities and these entities agree to hold the information in confidence.

7.          WARRANTIES
            ----------

            7.1 Nothing in this Agreement is or shall be construed as:

                        (a) A warranty, acknowledgment, representation or admission by POLAROID as to the validity, enforceability or scope of any POLAROID Licensed Patents or an acknowledgment, representation, or admission by LUMENON as to infringement validity, enforceability, or scope of any POLAROID Licensed Patents;

                        (b) A warranty or representation by POLAROID that anything made, used, sold or otherwise disposed of under the license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

                        (c) An  obligation  by  POLAROID  to bring or  prosecute
            actions or suits against third parties for infringement or defend any suit or action brought by a third party which challenges or concerns the validity of any of the POLAROID Licensed Patents;


License Agreement                                                         Page 6

                                                                        A-15,331

                        (d) Granting by implication,  estoppel, or otherwise any
            licenses or rights under patents or other rights of POLAROID or other persons other than those expressly recited in Articles 2 and 3, regardless of whether such patents or other rights are dominant or subordinate to any of the POLAROID Licensed Patents; or

                        (e) An obligation on POLAROID to furnish any  technology
            or technological information or to file any patent application or to secure any patent or maintain any patent in force.

            7.2 POLAROID represents and warrants that it has the right and power to grant the license granted herein and both parties represent and warrant that they have the right and power to execute and deliver the Agreement and bind their respective Affiliates, and that there are no other agreements with any other party in conflict herewith.

            7.3 LUMENON shall be solely responsible for the manufacture, production, sale and distribution of the LUMENON Licensed Products and will bear all related costs associated therewith.

            7.4 Except as expressly set forth in this Agreement, POLAROID MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LUMENONLICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

8.          INDEMNITY
            ---------

            8.1 POLAROID shall not indemnify, hold harmless, nor defend LUMENON, its Affiliates, suppliers, customers, trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of POLAROID Licensed Patents and LUMENON Licensed Product(s).

            8.2 POLAROID shall not be liable for any indirect, special, consequential, or other similar damages, whether grounded in tort (including negligence), strict liability, contract or otherwise. POLAROID shall not have any responsibilities or liabilities whatsoever with respect to LUMENON Licensed Product(s).


License Agreement                                                         Page 7

                                                                        A-15,331

9.          TERM AND TERMINATION
            --------------------

            9.1 Term. Unless sooner terminated as provided herein, the terms of the license granted under this License Agreement shall continue until the expiration date of the last to expire patent of the POLAROID Licensed Patents either in the U.S., in Canada, in the European Community, or in Japan.

            9.2 In the event LUMENON fails or becomes unable to substantially perform the obligations or undertakings to be performed hereunder and such default or inability is not cured within sixty (60) days after written notice from POLAROID specifying with reasonable detail the alleged nonperformance, then POLAROID may terminate this License Agreement forthwith by giving written notice of such termination.

            9.3 Immediate Right of Termination. POLAROID shall have the right to immediately terminate the license and nonassertion rights, granted to LUMENON under this Agreement by giving written notice to LUMENON in the event that LUMENON files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if LUMENON discontinues its business or a receiver is appointed for LUMENON or for LUMENON's business and such receiver is not discharged within sixty (60) days.

            9.4 Upon termination or expiration of this License Agreement, all rights granted to LUMENON shall terminate forthwith, except that the provisions of ARTICLES 6, 7, and 8 shall survive any termination of this License Agreement.

10.         POLAROID NAMES AND MARKS
            ------------------------

            LUMENON agrees not to identify POLAROID in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any POLAROID employee or any trademark, service mark, trade name, or symbol of POLAROID, without POLAROID's prior written consent.

11.         ASSIGNABILITY
            -------------

            The license granted hereunder extend to LUMENON and their Affiliates and are personal to LUMENON and their Affiliates and shall not be assigned by any act of LUMENON, by operation of law or otherwise unless in connection with a transfer of substantially all of the assets of LUMENON or with the consent of POLAROID. The license agreement may be assigned by POLAROID.

12.         AGREEMENT BINDING ON SUCCESSORS
            -------------------------------


License Agreement                                                         Page 8

                                                                        A-15,331

            The provisions of this Agreement shall be binding upon the parties hereto, their respective Affiliates, and the respective heirs, administrators, legal representatives, successors, and assigns of each of them.

13.         SEVERABILITY
            ------------

            If any term, clause, or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause, or provision and such invalid term, clause, or provision shall be deemed to be severed from the Agreement.

14.         NO JOINT VENTURE
            ----------------

            Nothing contained herein shall constitute this arrangement to be employment, a joint venture, or a partnership.

15.         INTEGRATION
            -----------

            This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties, which may have been entered into between the parties, and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by a duly authorized officer of each of the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may be in conflict with said Agreement.

16.         NOTICES
            -------

            All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, or sent by facsimile with confirmation thereof sent by courier, and addressed as follows:

                        To POLAROID:       Associate General Counsel, Licensing
                                           Polaroid Corporation
                                           784 Memorial Drive
                                           Cambridge, Massachusetts 02139

                        To LUMENON:        Vincent Belanger, CA
                                           Chief Financial Officer
                                           LILT CANADA INC., A SUBSIDIARY OF
                                           LUMENON INNOVATIVE LIGHTWAVE
                                           TECHNOLOGY, INC.


License Agreement                                                         Page 9

                                                                        A-15,331


                                           8851 Trans-Canada Highway
                                           St-Laurent (Quebec), Canada
                                           H4S 1Z6

            Either party may change its addressee and address upon written notice to the other party.


17.         MARKING
            -------

            LUMENON may place in a conspicuous location, on any LUMENON Licensed Products a patent notice as follows: "Manufactured under patent license from Polaroid Corporation U.S. Patent 4,786,131."

18.         DISPUTE RESOLUTION
            ------------------

            Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of or relating to this Agreement may be commenced unless the Parties have first attempted in good faith to resolve such disputed claim or controversy through non-binding mediation. Either Party may initiate the mediation process by providing written notice in letter form to the other party (the "Dispute Notice"). The Dispute Notice shall (i) signal the formal commencement of this dispute resolution provision and the dates, deadlines and time frames set forth herein; (ii) make specific reference to this Article and (iii) set forth the subject of the dispute and the specific relief requested. The recipient of such notice will respond in writing within ten (10) days with a statement of its position and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then each Party shall designate one or more senior executives with full settlement authority to meet at a mutually agreeable time and place within forty (40) days of the Dispute Notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute. If the dispute is not resolved within two (2) days of the commencement of such meeting, unless otherwise mutually extended, each Party shall have the right to institute legal action, provided however that if each party agrees, the Parties may proceed to non-binding mediation with a mediator to be picked through the American Arbitration Association and with mediation to occur in the Commonwealth of Massachusetts. Each Party will bear its own costs relevant to the mediation process. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation process by either of the Parties, their agents, employees, experts or attorneys, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Anything to the contrary notwithstanding either Party


License Agreement                                                        Page 10

                                                                        A-15,331

            may, at any time, seek equitable or injunctive relief with respect to any emergent matter or to preserve the status quo. In the event of the institution of any civil proceeding at any time the prevailing Party shall be entitled to recover its reasonable attorney fees and costs in such civil litigation.


19.         WAIVER
            ------

            None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

20.         APPLICABLE LAW
            --------------

            This Agreement shall be governed by and construed according to the laws of the Commonwealth of Massachusetts, applicable to agreements negotiated, executed and performed wholly within New York.


            POLAROID CORPORATION                 LILT CANADA INC., A SUBSIDIARY
                                                 OF LUMENON INNOVATIVE LIGHTWAVE
                                                 TECHNOLOGY, INC.

            By:    /s/ Charles E. Yon            By:  /s/ Vincent Belanger
               -----------------------------        ----------------------------
                 (Authorized Signature)

            Name:   Charles E. Yon               Name: Vincent Belanger
                 ---------------------------          --------------------------
                    (Typed or Printed)
            Title: Associate General Counsel     Title: Chief Financial Officer
                  --------------------------          --------------------------

            Date:  July 15, 2000                 Date: July 21, 2000
                 ---------------------------           -------------------------


License Agreement                                                        Page 11

                                                                        A-15,331



                                   APPENDIX A

                        EARNED ROYALTY PAYMENT AND REPORT

Name of Licensee: LILT Canada Inc., a subsidiary of Lumenon Innovative Lightwave Technology, Inc.

Agreement Number:  15,331

            Payment Period             April 1 - September 30,________ / /
            (Check the                 October 1 - March 31, _________ / /
            Applicable Box)

Note:  In this Payment Report:

o NPSP stands for "Net Product Selling Price", as defined in Article 1.3 of the License Agreement
o NSPR stands for "Net Selling Price Ratio" as defined in Article 1.4 of the License Agreement
o NSP stands for "Net Selling Price" as defined in Article 1.5 of the License Agreement

Certified by Authorized Representative of Lumenon

            Signature:
                      ------------------------------

            Name:
                 -----------------------------------
                        (Printed or Typed)
            Title:
                  ----------------------------------

            Date:
                 -----------------------------------



                                   APPENDIX A

              Table 1: EARNED ROYALTY ON LUMENON LICENSED PRODUCT

------------------------------------------------------------------------------------------------------------------------------------
                                   LUMENON LICENSED PRODUCT                                                  ROYALTY
Model No.  Country of   Country of    Number    Customer   Total NPSP    NSPR     TOTAL NSP    Applicable    Calculated Amount Due
             Sale          Make       of Units               (US $)      Ratio      (US$)       Rate (%)           Due (US$)
------------------------------------------------------------------------------------------------------------------------------------

